UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005
HMS Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New York	0-50194	11-3656261

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
401 Park Avenue South, New York, New York 10016
(Address of Principal Executive Offices, Zip Code)
Registrant’s telephone number, including area code: (212) 725-7965
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Certain of the executive officers and directors of HMS Holdings Corp. (the "Company") have adopted plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 provides guidelines for corporate executives to prearrange sales of their company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Other officers and directors of the Company may adopt plans pursuant to Rule 10b5-1 in the future.
The plans adopted provide for sales of the Company's shares beginning in the first quarter of 2006. Actual transactions completed under individual 10b5-1 plans will be reported from time to time on Forms 4 filed with the Securities and Exchange Commission. Except as may be required by law, the Company does not by filing this Current Report on Form 8 K undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by its officers and directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 16, 2005

HMS HOLDINGS CORP.
By:	/s/ Thomas G. Archbold
Thomas G. Archbold
Chief Financial Officer (Principal Financial Officer and Accounting Officer)